Exhibit 10.1

FIFTH AMENDMENT TO THE SETTLEMENT AGREEMENT

This Fifth Amendment to the Settlement Agreement (this “Fifth Amendment”), dated as of May 6, 2019, is by and between Lazarus Energy, LLC, a Delaware limited liability company (“Lazarus”); Blue Dolphin Energy Company, a Delaware corporation (“BDEC”); Lazarus Energy Holdings, LLC, a Delaware limited liability company (“LEH”); Nixon Product Storage, LLC, a Delaware limited liability company (“Nixon”); Carroll & Company Financial Holdings, L.P. (“C&C”); Jonathan Carroll (“Carroll” and, together with Lazarus, BDEC, LEH, Nixon, and C&C the “Lazarus Parties”); and GEL Tex Marketing, LLC, a Delaware limited liability company (“GEL Tex”) (each, a “Party” and, collectively, the “Parties”).

RECITALS

WHEREAS, on July 20, 2018, the Parties executed the Settlement Agreement1 in order to provide for a settlement between the Lazarus Parties and GEL Tex regarding the Final Award that resolves the Arbitration and the District Court Action contingent upon the Lazarus Parties obtaining the Settlement Financing to fund a settlement in accordance with the terms of the Settlement Agreement;

WHEREAS, paragraph 15(d) of the Settlement Agreement requires the Lazarus Parties to achieve certain milestones in connection with obtaining the Settlement Financing;

WHEREAS, paragraph 17(a) of the Settlement Agreement provides that the Settlement Agreement shall terminate automatically on December 31, 2018 unless otherwise extended in writing by GEL Tex;

WHEREAS, on October 17, 2018, the Parties executed the First Amendment to the Settlement Agreement (the “First Amendment”) to amend the Settlement Agreement;

WHEREAS, on November 15, 2018, the Parties executed the Second Amendment to the Settlement Agreement (the “Second Amendment”) to further amend the Settlement Agreement;

WHEREAS, on December 19, 2018, the Parties executed the Third Amendment to the Settlement Agreement (the “Third Amendment”) to further amend the Settlement Agreement;

WHEREAS, on March 19, 2019, the Parties executed the Fourth Amendment to the Settlement Agreement (the “Fourth Amendment”) to further amend the Settlement Agreement;

WHEREAS, on April 19, 2019, the Lazarus Parties provided GEL Tex with that certain letter from Pilot Travel Centers LLC d/b/a Pilot Flying J (“Pilot”) to Lazarus Energy Holdings LLC dated April 18, 2019, in compliance with the Settlement Financing Milestone detailed in Paragraph 15(d)(i) of the Settlement Agreement;

1 All capitalized terms used but not otherwise defined in this Fifth Amendment shall have the meanings given to such terms in the Settlement Agreement.

WHEREAS, Pilot, as Lender, and Nixon Product Storage, LLC, Lazarus Refining & Marketing, LLC, Lazarus Energy Holdings LLC, Lazarus Energy, LLC, Blue Dolphin Energy Company, as Loan Parties, intend to enter into that certain Line of Credit, Guarantee and Security Agreement in the form annexed hereto as Exhibit E (the “Pilot Settlement Financing”);

WHEREAS, in order to facilitate the Lazarus Parties’ entry into the Pilot Settlement Financing, GEL Tex and the Lazarus Parties hereby agree to further amend the Settlement Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth in the Settlement Agreement and this Fifth Amendment, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

AGREEMENT

1.A new Paragraph 2A is inserted in the Settlement Agreement immediately following Paragraph 2 and immediately before Paragraph 3, which new Paragraph 2A shall state:

“2A. Pilot Settlement Financing. Notwithstanding anything to the contrary in this Settlement Agreement:

(a)
GEL Tex consents to the Lazarus Parties entering into and taking all actions expressly required by the Pilot Settlement Financing (as defined below) to consummate the Settlement Financing contemplated under that certain Line of Credit, Guarantee and Security Agreement between Pilot Travel Centers, LLC (“Pilot”), Lazarus, Lazarus Energy, BDEC, Nixon and Lazarus Refining & Marketing, LLC, in the form annexed hereto as Exhibit E (the “Pilot Settlement Financing”);

(b)
(i)The Lazarus Parties shall pay GEL Tex in cash the Interim Payment of $500,000 due on the last business day of April 2019 (i.e., April 30, 2019) pursuant to Paragraph 2 of this Settlement Agreement (the “Deferred Interim Payment”) in one or more installments of no less than $100,000 (each, a “Deferred Interim Installment Payment,” and collectively, the “Deferred Interim Installment Payments”) as set forth in Section 2A(b)(ii) below.

(ii)The Deferred Interim Installment Payments shall be paid by the
Lazarus Parties to GEL Tex on or before the following dates (each, a “Deferred Interim Installment Payment Date”) and according to the following schedule:

Deferred Interim Installment Payment Date	Deferred Interim Installment Payment Amount Due
6/28/2019	$100,000
7/31/2019	$100,000

Deferred Interim Installment Payment Date	Deferred Interim Installment Payment Amount Due
8/30/2019	$100,000
9/30/2019	$100,000
10/31/2019	$100,000
;

(c)
(i)            The Lazarus Parties shall pay GEL Tex one or more payments in cash in an aggregate amount of no less than $10,000,000 (each, a “Settlement Installment Payment,” and collectively, the “Settlement Installment Payments”). The sum of all Settlement Installment Payments shall constitute the “Settlement Payment.” For the avoidance of doubt, the Settlement Payment is exclusive of any Retained Payments, any Interim Payments, the Deferred Interim Payment, or any other amounts paid to GEL Tex by any Lazarus Party prior to May 6, 2019.

(ii)
The Lazarus Parties shall pay the Settlement Installment Payments to GEL Tex on or before the following dates (each, a “Settlement Installment Payment Date”) according to the following schedule:

Settlement Installment Payment Date	Settlement Installment Payment Amount Due
5/7/2019	$1,000,000
5/8/2019	$1,000,000
5/9/2019	$1,000,000
5/10/2019	$3,000,000
5/13/2019	$1,000,000
5/14/2019	$1,000,000
5/15/2019	$1,000,000
5/16/2019	$1,000,000

; and

(d)
at such time as the Lazarus Parties have paid the Settlement Payment to

GEL Tex as contemplated under Section 2A(c) above (and, for the avoidance of doubt, whether or not the Deferred Interim Payment has been paid in full at the time such Settlement Payment is made, so long as the Lazarus Parties have timely made each Settlement Installment Payment on the Settlement Installment Payment Date), no additional Interim Payments shall be due under Section 2 above, except that this Section 2A(d) shall not affect the obligations of the Lazarus Parties in respect of any Interim Payment representing a Deferred Interim Payment under Section 2A(b) above, which shall continue to be due and payable on the Deferred Interim Installment Payment Dates as provided in Section 2A(b)(ii); provided that, in the event the Lazarus Parties fail for any reason to make any of (i) a Deferred Interim Installment Payment by the applicable Deferred Interim Installment Payment Date or (ii) a Settlement Installment Payment by the

applicable Settlement Installment Payment Date, then (x) the Deferred Interim Payment for April 2019 and all Interim Payments that would have been due on the last business day of each month under Paragraph 2 of this Settlement Agreement but for the execution of this Fifth Amendment shall become immediately due and payable, and (y) the Lazarus Parties shall continue to make monthly Interim Payments until the earlier of (I) the Termination Date or (II) the date the Lazarus Parties pays to GEL Tex the entire Settlement Payment, the Deferred Interim Payment, and all accrued Interim Payments as contemplated under this Paragraph 2A(d)(x) that have arisen prior to such date of payment; provided further that the outstanding balance of the Final Award shall be reduced by all payments by the Lazarus Parties to GEL Tex, whether made with respect to an Interim Payment, the Deferred Interim Payment, the Deferred Interim Installment Payments, the Settlement Payment, or the Settlement Installment Payments.”

2. “Settlement Payment Date” as defined in Paragraph 3 of the Settlement Agreement shall be amended and replaced in its entirety and shall now state:

The “Settlement Payment Date” shall be the first date upon which the Lazarus Parties pay GEL Tex all of the following: (i) the Settlement Installment Payments totaling $10 million; (ii) the Deferred Interim Payments totaling $500,000; and (iii) all Interim Payments described in Paragraph 2A(d)(x) and (y).

3. Paragraph 15(a) of the Settlement Agreement shall be amended and replaced in its entirety and shall now state:

Payment Default. The failure, refusal or neglect of the Lazarus Parties to pay any Interim Payment when due to GEL Tex.

4. Paragraph 15(d)(ii) of the Settlement Agreement shall be amended and replaced in its entirety and shall now state:

Provide GEL Tex with copies of the fully executed loan documents for the Pilot Settlement Financing by no later than May 6, 2019, unless otherwise extended in writing by GEL Tex;

5. Paragraph 17(a) of the Settlement Agreement shall be amended and replaced in its entirety and shall now state:

October 31, 2019, unless otherwise extended in writing by GEL Tex, if the Settlement Payment Date has not occurred on or before such date; or

6. The following is inserted in the Settlement Agreement to Paragraph 15 “Events of Default” immediately following Paragraph 15(d) and immediately before Paragraph 16, which new Paragraphs 15(e) and 15(f) shall state:

“(e)
Failure to Pay the Deferred Interim Payment. The failure, refusal or neglect of the Lazarus Parties to pay any of the Deferred Interim Installment Payments by the respective Deferred Interim Installment Payment Date or the failure to pay the entire Deferred Interim Payment by October 31, 2019.

(f)
Failure to Pay the Settlement Installment Payments. The failure, refusal or neglect of the Lazarus Parties to pay any of the Settlement Installment Payments by the respective Settlement Installment Payment Date or the failure to pay the entire Settlement Payment by May 16, 2019.”

7. GEL Tex and the Lazarus Parties agree that this Fifth Amendment may be executed in separate parts delivered by electronic means that, taken together, will be deemed to be one instrument. GEL Tex and each Lazarus Party represent and warrant that this Fifth Amendment has been approved and authorized by all necessary action and the execution hereof does not violate any agreement to which it is a party.

8. Except as set forth in this Fifth Amendment, the Settlement Agreement, the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment are unaffected and shall continue in full force and effect in accordance with their terms. If there is a conflict between this Fifth Amendment, the Fourth Amendment, the Third Amendment, the Second Amendment, the First Amendment, and the Settlement Agreement, the terms of this Fifth Amendment will prevail.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Fifth Amendment to the Settlement Agreement to be duly executed and delivered as of the date first set forth above.

GEL TEX MARKETING, LLC

By:	/s/ R.V. DEERE
Name:	R.V. Deere
Title:	CFO

LAZARUS ENERGY, LLC

By:	/s/ JONATHAN CARROLL
Name:	Jonathan Carroll
Title:	President

BLUE DOLPHIN ENERGY COMPANY

By:	/s/ JONATHAN CARROLL
Name:	Jonathan Carroll
Title:	President

LAZARUS ENERGY HOLDINGS, LLC

By:	/s/ JONATHAN CARROLL
Name:	Jonathan Carroll
Title:	President

NIXON PRODUCT STORAGE, LLC

By:	/s/ JONATHAN CARROLL
Name:	Jonathan Carroll
Title:	President

CARROLL & COMPANY FINANCIAL HOLDINGS, L.P.

By:	/s/ JONATHAN CARROLL
Name:	Jonathan Carroll
Title:	President

By:	/s/ JONATHAN CARROLL
Jonathan Carroll

[Signature Page to Fifth Amendment to Settlement Agreement]